                                                                    Exhibit 99.1

(8)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR VNU (Millennium) Limited, the sole owner of KKR
VNUGP Limited, the general partner of KKR VNU Equity Investors, L.P.

(9)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR VNU (Millennium) Limited, the sole owner of KKR
VNUGP Limited.

(10)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR VNU (Millennnium) Limited.

(11)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR VNU (Millennium) Limited, the general partner of KKR
VNU (Millennium) L.P.

(12)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR Millennium Limited, the general partner of KKR
Associates Millennium (Overseas), Limited Partnership, the general partner of
KKR Millennium Fund (Overseas), Limited Partnership.

(13)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR Millennium Limited, the general partner of KKR
Associates Millenium (Overseas), Limited Partnership.

(14)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR Millennium Limited.

(15)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, director of KKR Fund Holdings GP Limited, the general partner of KKR
Fund Holdings L.P.

(16)  Mr. Kreider is signing in his capacity as attorney-in-fact for William J.
Janetschek, the director of KKR Fund Holdings GP Limited.